Exhibit 99.1

ITW Reports Third Quarter 2020 Results

•Total revenue of $3.3 billion as revenue increased 29 percent versus Q2 2020
•Operating margin of 23.8%
•GAAP EPS of $1.83
•After-tax ROIC of 29.6%
•Free cash flow was 108% of net income

GLENVIEW, IL., October 23, 2020 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2020 results.

“We saw solid recovery progress in many of the end markets we serve in the third quarter as evidenced by our revenue being up sequentially 29 percent versus second quarter. Our people around the world responded by leveraging our proprietary business model to provide excellent service to our customers while keeping themselves and their co-workers safe. These efforts and our third quarter financial results support the decisions we made early in the pandemic to provide full compensation and benefits support to all of our ITW team members, to focus on positioning the company for full participation in the recovery, and to remain invested in the key initiatives supporting the execution of our long-term enterprise strategy,” said E. Scott Santi, chairman and chief executive officer. “I am very proud of how the ITW team is managing through this challenging period, and I thank all of my ITW colleagues around the world for their continued exceptional efforts and dedication.”

“In the face of the unprecedented challenges and circumstances brought about by the global pandemic, our strong operational and financial performance over the last several quarters provides further evidence that ITW is a company that has both the enduring competitive advantages and the resilience necessary to deliver consistent upper tier performance in any economic environment. Looking ahead, we remain focused on delivering strong results across a range of economic scenarios while continuing to execute on our long-term strategy to achieve and sustain ITW’s full-potential performance,” Santi concluded.

Third Quarter Results
Third-quarter revenue of $3.3 billion declined 4.9 percent compared to the prior year period as organic revenue declined 4.6 percent. Divestitures reduced revenue by 1.0 percent, partially offset by a foreign currency translation benefit of 0.7 percent. Product Line Simplification reduced revenue by 30 basis points.
Operating margin was 23.8 percent compared to 25.0 percent in the prior year period as the lower volume impact and higher restructuring expenses were partially offset with benefits from Enterprise Initiatives of 120 basis points. Six of seven segments delivered operating margin above 20 percent.

GAAP earnings per share was $1.83 compared to $2.04 in the prior year period. Free cash flow was $631 million, 108 percent of net income. After-tax return on invested capital improved to 29.6 percent compared to 29.2 percent in the prior year period. The effective tax rate was 21.3 percent.

On May 5, 2020, ITW suspended annual guidance for 2020 due to uncertainties regarding the duration and severity of the COVID-19 pandemic. On August 7, 2020, ITW raised its dividend seven percent to an annualized $4.56 per share.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential effects of the COVID-19 pandemic, related government actions and the Company’s strategy in response thereto on the Company’s business, the anticipated duration of the Company’s COVID-19 containment and recovery phases, the Company’s fiscal 2020 financial performance projections and ranges, expected access to liquidity sources, expected capital allocation, diluted earnings per share, foreign exchange rates, total and organic revenue, operating margin, economic and regulatory conditions in various geographic regions, expected dividend payments, price/cost impact, restructuring expenses, expected adjustments to capacity and cost structure, free cash flow, effective tax rate, after-tax return on invested capital, timing and amount of share repurchases, if any, potential acquisitions and dispositions and related impact on financial results, and plans regarding the issuance of guidance.

These statements are subject to certain risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2019 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.1 billion in 2019. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2020	2019	2020	2019
Operating Revenue	$3,307	$3,479	$9,099	$10,640
Cost of revenue	1,910	2,007	5,375	6,165
Selling, administrative, and research and development expenses	560	566	1,606	1,775
Amortization and impairment of intangible assets	48	38	119	122
Operating Income	789	868	1,999	2,578
Interest expense	(52)	(52)	(154)	(170)
Other income (expense)	2	26	35	49
Income Before Taxes	739	842	1,880	2,457
Income Taxes	157	182	413	577
Net Income	$582	$660	$1,467	$1,880

Net Income Per Share:
Basic	$1.84	$2.05	$4.63	$5.79
Diluted	$1.83	$2.04	$4.61	$5.76

Cash Dividends Per Share:
Paid	$1.07	$1.00	$3.21	$3.00
Declared	$1.14	$1.07	$3.28	$3.07

Shares of Common Stock Outstanding During the Period:
Average	316.5	322.3	316.9	324.8
Average assuming dilution	317.9	324.0	318.3	326.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2020	December 31, 2019
Assets
Current Assets:
Cash and equivalents	$2,169	$1,981
Trade receivables	2,494	2,461
Inventories	1,149	1,164
Prepaid expenses and other current assets	219	296
Assets held for sale	—	351
Total current assets	6,031	6,253

Net plant and equipment	1,736	1,729
Goodwill	4,591	4,492
Intangible assets	814	851
Deferred income taxes	509	516
Other assets	1,259	1,227
	$14,940	$15,068

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$353	$4
Accounts payable	521	472
Accrued expenses	1,263	1,217
Cash dividends payable	361	342
Income taxes payable	42	48
Liabilities held for sale	—	71
Total current liabilities	2,540	2,154

Noncurrent Liabilities:
Long-term debt	7,592	7,754
Deferred income taxes	671	668
Noncurrent income taxes payable	413	462
Other liabilities	1,027	1,000
Total noncurrent liabilities	9,703	9,884

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,346	1,304
Retained earnings	22,833	22,403
Common stock held in treasury	(19,652)	(18,982)
Accumulated other comprehensive income (loss)	(1,837)	(1,705)
Noncontrolling interest	1	4
Total stockholders’ equity	2,697	3,030
	$14,940	$15,068

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2020
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$714	$149	20.8%
Food Equipment	449	88	19.6%
Test & Measurement and Electronics	489	116	23.7%
Welding	346	96	27.9%
Polymers & Fluids	438	116	26.6%
Construction Products	456	128	28.1%
Specialty Products	420	106	25.2%
Intersegment	(5)	—	—%
Total Segments	3,307	799	24.2%
Unallocated	—	(10)	—%
Total Company	$3,307	$789	23.8%

Nine Months Ended September 30, 2020
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,771	$266	15.0%
Food Equipment	1,268	236	18.6%
Test & Measurement and Electronics	1,429	354	24.8%
Welding	1,016	269	26.5%
Polymers & Fluids	1,185	291	24.6%
Construction Products	1,222	309	25.3%
Specialty Products	1,221	313	25.7%
Intersegment	(13)	—	—%
Total Segments	9,099	2,038	22.4%
Unallocated	—	(39)	—%
Total Company	$9,099	$1,999	22.0%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2020 vs. Q3 2019 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(4.8)%	(19.5)%	(2.4)%	(10.0)%	5.8%	7.6%	(4.7)%	(4.6)%
Acquisitions/ Divestitures	—%	—%	(3.0)%	(4.3)%	—%	—%	(0.8)%	(1.0)%
Translation	0.7%	0.9%	1.1%	0.3%	(1.0)%	2.0%	0.7%	0.7%
Operating Revenue	(4.1)%	(18.6)%	(4.3)%	(14.0)%	4.8%	9.6%	(4.8)%	(4.9)%

Q3 2020 vs. Q3 2019 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(90) bps	(490) bps	(60) bps	(180) bps	130 bps	150 bps	(100) bps	(100) bps
Changes in Variable Margin & OH Costs	120 bps	(120) bps	(140) bps	120 bps	150 bps	180 bps	(90) bps	40 bps
Total Organic	30 bps	(610) bps	(200) bps	(60) bps	280 bps	330 bps	(190) bps	(60) bps
Acquisitions/Divestitures	—	—	30 bps	60 bps	—	—	20 bps	10 bps
Restructuring/ Other	(160) bps	(180) bps	(20) bps	(30) bps	(30) bps	(30) bps	70 bps	(70) bps
Total Operating Margin Change	(130) bps	(790) bps	(190) bps	(30) bps	250 bps	300 bps	(100) bps	(120) bps

Total Operating Margin % *	20.8%	19.6%	23.7%	27.9%	26.6%	28.1%	25.2%	23.8%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	80 bps	440 bps	10 bps	310 bps	20 bps	90 bps	150 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.11) on GAAP earnings per share for the third quarter of 2020.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2020 vs. YTD 2019 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(23.3)%	(21.2)%	(5.5)%	(14.7)%	(4.0)%	(0.5)%	(9.9)%	(12.7)%
Acquisitions/ Divestitures	—%	—%	(3.0)%	(3.9)%	—%	—%	(0.9)%	(1.0)%
Translation	(0.9)%	(0.4)%	(0.4)%	(0.2)%	(2.0)%	(1.0)%	(0.7)%	(0.8)%
Operating Revenue	(24.2)%	(21.6)%	(8.9)%	(18.8)%	(6.0)%	(1.5)%	(11.5)%	(14.5)%

YTD 2020 vs. YTD 2019 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(530) bps	(580) bps	(150) bps	(280) bps	(90) bps	(20) bps	(220) bps	(300) bps
Changes in Variable Margin & OH Costs	(180) bps	(150) bps	120 bps	(10) bps	230 bps	100 bps	30 bps	30 bps
Total Organic	(710) bps	(730) bps	(30) bps	(290) bps	140 bps	80 bps	(190) bps	(270) bps
Acquisitions/Divestitures	—	—	40 bps	70 bps	—	—	50 bps	20 bps
Restructuring/Other	50 bps	(10) bps	—	30 bps	40 bps	50 bps	80 bps	30 bps
Total Operating Margin Change	(660) bps	(740) bps	10 bps	(190) bps	180 bps	130 bps	(60) bps	(220) bps

Total Operating Margin % *	15.0%	18.6%	24.8%	26.5%	24.6%	25.3%	25.7%	22.0%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	60 bps	80 bps	270 bps	20 bps	340 bps	20 bps	90 bps	130 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.28) on GAAP earnings per share for the first nine months of 2020.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
Dollars in millions	2020	2020	2019	2020	2019
Operating income	$449	$789	$868	$1,999	$2,578
Tax rate	21.3%	21.3%	24.1%	22.0%	24.3%
Income taxes	(96)	(168)	(210)	(439)	(628)
Operating income after taxes	$353	$621	$658	$1,560	$1,950

Invested capital:
Trade receivables	$2,156	$2,494	$2,499	$2,494	$2,499
Inventories	1,167	1,149	1,209	1,149	1,209
Net assets held for sale	181	—	324	—	324
Net plant and equipment	1,711	1,736	1,693	1,736	1,693
Goodwill and intangible assets	5,244	5,405	5,320	5,405	5,320
Accounts payable and accrued expenses	(1,508)	(1,784)	(1,722)	(1,784)	(1,722)
Other, net	(636)	(527)	(535)	(527)	(535)
Total invested capital	$8,315	$8,473	$8,788	$8,473	$8,788

Average invested capital	$8,431	$8,394	$9,007	$8,536	$9,083
Return on average invested capital	16.8%	29.6%	29.2%	24.4%	28.6%

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2019 excluding the third quarter 2019 discrete tax benefit of $21 million related to a U.S. federal provision to return adjustment is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$182	21.6%	$577	23.5%
Discrete tax benefit	21	2.5%	21	0.8%
As adjusted	$203	24.1%	$598	24.3%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2020	2019	2020	2019
Net cash provided by operating activities	$683	$920	$2,034	$2,221
Less: Additions to plant and equipment	(52)	(90)	(168)	(244)
Free cash flow	$631	$830	$1,866	$1,977

Net income	$582	$660	$1,467	$1,880
Free cash flow to net income conversion rate	108%	126%	127%	105%